MIGENIX INC.

MIGENIX 2006 INCENTIVE STOCK OPTION PLAN

MIGENIX INC.

MIGENIX 2006 INCENTIVE STOCK OPTION PLAN

1.

PURPOSE OF THE PLAN

1.1

Purpose of this Plan.  The purpose of this Plan is to promote the interests and long-term success of the Company by:

(a)

furnishing certain directors, officers, employees or consultants of the Company or its Affiliates, or other persons as the Committee may approve, with greater incentive to further develop and promote the business and financial success of the Company;

(b)

furthering the identity of interests of persons to whom options may be granted with those of the shareholders of the Company generally through share ownership in the Company; and

(c)

assisting the Company in attracting, retaining and motivating its directors, officers, employees and consultants.

The Company believes that these purposes may best be effected by granting Options to acquire Common Shares.

2.

DEFINITIONS

2.1

Definitions.  In this Plan, unless there is something in the subject matter or context inconsistent therewith, capitalized words and terms will have the following meanings:

(a)

“1996 Plan” means the Company’s 1996 Incentive Stock Option Plan ratified by the shareholders of the Company on October 24, 1996;

(b)

“1996 Plan Shares” means that number of Common Shares equal to those of the Common Shares covered by an option under the 1996 Plan as of September 12, 2006 in respect of which an option expires, terminates or is surrendered, from time to time, without having been exercised (the maximum number of 1996 Plan Shares is 1,310,250);

(c)

“2000 Plan” means the Company’s 2000 Incentive Stock Option Plan approved by the shareholders of the Company on September 7, 2000;

(d)

“2000 Plan Shares” means (a) that number of Common Shares equal to the number of Common Shares not under option and available for grant under the

2000 Plan as of September 12, 2006; and (b) that number of Common Shares equal to those of the Common Shares covered by an option under the 2000 Plan as of September 12, 2006 in respect of which an option expires, terminates or is surrendered, from time to time, without having been exercised (the aggregate maximum number of 2000 Plan Shares under (a) and (b) is 3,996,750);

(e)

"Affiliate" means an affiliate company as defined in the Securities Act and includes issuers that are similarly related, whether or not any of the issuers are corporations, companies, partnerships, limited partnerships, trusts, income trusts or investment trusts or any other organized entity issuing securities;

(f)

"Associate" means an associate as defined in the Securities Act;

(g)

"Blackout Period" means an interval of time during which the Company has determined that one or more Participants may not trade any securities of the Company because they may be in possession of confidential information pertaining to the Company;

(h)

"Board of Directors" means the board of directors of the Company as constituted from time to time;

(i)

"Change in Control" means:

(i)

any merger or consolidation in which voting securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction and the composition of the Board of Directors following such transaction is such that the directors of the Company prior to the transaction constitute less than fifty percent (50%) of the Board of Directors membership following the transaction;

(ii)

any acquisition, directly or indirectly, by a person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of voting securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities;

(iii)

any acquisition, directly or indirectly, by a person or related group of persons of the right to appoint a majority of the directors of the Company or otherwise directly or indirectly control the management, affairs and business of the Company;

(iv)

any sale, transfer or other disposition of all or substantially all of the assets of the Company; and

(v)

a complete liquidation or dissolution of the Company;

provided however, that a Change in Control shall not be deemed to have occurred if such Change in Control results solely from the issuance, in connection with a bona fide financing or series of financings by the Company or any of its Affiliates, of voting securities of the Company or any of its Affiliates or any rights to acquire voting securities of the Company or any of its Affiliates which are convertible into voting securities;

(j)

"Common Shares" means the common shares in the capital of the Company as constituted on the Effective Date, provided that if the rights of any Participant are subsequently adjusted pursuant to Article 10 hereof, "Common Shares" thereafter means the shares or other securities or property which such Participant is entitled to purchase after giving effect to such adjustment;

(k)

"Company" means MIGENIX Inc. and includes any successor company thereto;

(l)

"Committee" means the Committee of the Board of Directors or such other committee established or designated by the Board as responsible for the administration of this Plan;

(m)

"Consultant" means any individual, company or other person engaged to provide ongoing valuable services to the Company or its Affiliates;

(n)

"Effective Date" has the meaning ascribed thereto by Section 3.1 of this Plan;

(o)

"Eligible Person" means a director, officer, employee or Consultant of the Company or its Affiliates or a person otherwise approved by the Committee;

(p)

"Exercise Price" means the price per Common Share at which a Participant may purchase Common Shares pursuant to an Option, provided that if such price is adjusted pursuant to Section 10.1 hereof, "Exercise Price" thereafter means the price per Common Share at which such Participant may purchase Common Shares pursuant to such Option after giving effect to such adjustment;

(q)

"Expiry Date" has the meaning ascribed thereto by Section 6.5 of this Plan;

(r)

"Holding Entity" means an entity that is controlled by an Eligible Person and an Eligible Person is considered to control an entity if the Eligible Person, directly or indirectly, has the power to direct the management and policies of the entity by virtue of:

(i)

ownership of or direction over voting securities in the entity;

(ii)

a written agreement or indenture;

(iii)

being the general partner or controlling the general partner of the entity; or

(iv)

being the trustee of the entity;

(s)

"Insider" means:

(i)

an insider as defined in the Securities Act; and

(ii)

an Associate or Affiliate of any person who is an Insider;

(t)

"Legal Representative" has the meaning ascribed thereto by Section 6.9 of this Plan;

(u)

"Market Price" of Common Shares at any relevant date means, at the election of the Committee:

(i)

the volume weighted average Canadian dollar trading price of the Common Shares on the Toronto Stock Exchange for the five trading days prior to that relevant date, calculated by dividing the total value by the total volume of Common Shares traded; or

(ii)

the volume weighted average United States dollar trading price of the Common Shares on the Nasdaq National Market or the Nasdaq Small Cap Market or the American Stock Exchange for the five trading days prior to that relevant date, calculated by dividing the total value by the total volume of Common Shares traded;

(v)

"Merger and Acquisition Transaction" means:

(i)

any merger;

(ii)

any acquisition;

(iii)

any amalgamation;

(iv)

any offer for shares of the Company which if successful would entitle the offeror to acquire all of the voting securities of the Company; or

(v)

any arrangement or other scheme of reorganization;

that results in a Change in Control;

(w)

"Options" means stock options granted hereunder to purchase Common Shares from treasury pursuant to the terms and conditions hereof and as evidenced by an Option Agreement and “Option” means any one of them;

(x)

"Option Agreement" means an agreement evidencing an Option, entered into by and between the Company and an Eligible Person;

(y)

"Outstanding Common Shares" at the time of any share issuance or grant of Options means the number of Common Shares that are outstanding immediately prior to the share issuance or grant of Options in question, on a non-diluted basis, or such other number as may be determined under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchange;

(z)

"Participant" means a person to whom Options have been granted under this Plan;

(aa)

"Permitted Assign" means:

(i)

a Holding Entity; or

(ii)

a trustee, custodian, or administrator acting on behalf of, or for the benefit of; or

(iii)

a registered retirement savings plan or a registered retirement income fund of;

an Eligible Person;

(bb)

"Plan" means the MIGENIX 2006 Incentive Stock Option Plan, as the same may from time to time be supplemented or amended and in effect;

(cc)

"Securities Act" means the Securities Act, R.S.O. 1990, c.S.5, as amended from time to time;

(dd)

"Stock Exchange" means such stock exchanges or other organized markets on which the Common Shares are listed or posted for trading;

(ee)

"U.S. Internal Revenue Code" means the Internal Revenue Code of 1986 of the United States, as amended from time to time;

(ff)

"U.S. Nonqualified Stock Option" means an Option to purchase Common Shares other than a U.S. Qualified Incentive Stock Option;

(gg)

"U.S. Optionee" means a Participant who is a citizen or a resident of the United States (including its territories, possessions and all areas subject to the jurisdiction);

(hh)

"U.S. Qualified Incentive Stock Option" means an Option to purchase Common Shares with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the U.S. Internal Revenue Code, such intention being evidenced by the resolutions of the Committee at the time of grant; and

(ii)

"U.S. Securities Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time.

3.

EFFECTIVE DATE OF PLAN

3.1

Effective Date of this Plan.  The effective date (the "Effective Date") of this Plan is September 12, 2006, the date on which this Plan was adopted by the shareholders of the Company.

4.

COMMON SHARES SUBJECT TO PLAN

4.1

Common Shares Subject to this Plan.  The aggregate number of Common Shares in respect of which Options may be granted pursuant to this Plan shall not exceed the sum of (a) 2,000,000 Common Shares; (b) the 2000 Plan Shares; and (c) the 1996 Plan Shares (the aggregate maximum number of Common Shares under (a), (b) and (c) is 7,307,000 Common Shares), subject to adjustment pursuant to Article 10, or such additional amount as may be approved from time to time by the shareholders of the Company.  Any adjustment pursuant to Article 10 to the limitation on the number of Common Shares available for U.S. Qualified Incentive Stock Options shall be made in a manner that satisfies the requirements of Section 422 and 424 of the U.S. Internal Revenue Code (or any successor provision).

4.2

Regranting of Shares.  Upon the expiry, termination or surrender of an Option which has not been exercised in full, the number of Common Shares reserved for issuance under that Option which have not been issued shall become available for issue for the purpose of additional Options which may be granted under this Plan.

4.3

Reservation of Shares.  The Board of Directors will reserve for allotment from time to time out of the authorized but unissued Common Shares sufficient Common Shares to provide for issuance of all Common Shares which are issuable under all outstanding Options.

4.4

No Fractional Shares.  No fractional Common Shares may be purchased or issued under this Plan.

5.

ADMINISTRATION OF PLAN

5.1

Administration of Plan.  The Committee shall, among other things, interpret, administer and implement this Plan on behalf of the Board of Directors in accordance with such terms and conditions as the Board of Directors may prescribe, consistent with this Plan (provided that if at any such time such a committee has not been appointed by the Board of Directors, this Plan will be administered by the Board of Directors, and in such event references herein to the Committee shall be construed to be a reference to the Board of Directors).  The Board of Directors will take such steps which in its opinion are required to ensure that the Committee has the necessary authority to fulfil its functions under this Plan.

5.2

Powers of Committee.  The Committee is authorized, subject to the provisions of this Plan, to establish from time to time such rules and regulations, make such determinations and to take such steps in connection with this Plan as in the opinion of the Committee are necessary or desirable for the proper administration of this Plan.  For greater certainty, without limiting the generality of the foregoing, the Committee will have the power, where consistent with the general purpose and intent of this Plan and subject to the specific provisions of this Plan and any approvals or requirements of any regulatory authorities to which the Company is subject, including the Stock Exchange, if applicable:

(a)

to delegate such administrative duties and powers as the Committee may see fit with respect to this Plan to any officers of the Company (including, for greater certainty, the power to grant Options pursuant to guidelines approved by the Committee);

(b)

interpret and construe this Plan and any Option Agreement and to determine all questions arising out of this Plan and any Option Agreement, and any such interpretation, construction or determination made by the Committee will be final, binding and conclusive for all purposes;

(c)

to determine to which Eligible Persons Options are granted;

(d)

to grant Options;

(e)

to determine the number of Common Shares covered by each Option;

(f)

to determine the Exercise Price for each Option;

(g)

to determine the time or times when Options will be granted, vest and be exerciseable and to determine when it is appropriate to accelerate when Options otherwise subject to vesting may be exercised;

(h)

to determine if the Common Shares that are subject to an Option will be subject to any restrictions or repurchase rights upon the exercise of such Option including, where applicable, the endorsement of a legend on any certificate representing Common Shares acquired on the exercise of any Option to the effect that such Common Shares may not be offered, sold or delivered except in compliance with the applicable securities laws and regulations of Canada, the United States or any other country and if any rights or restrictions exist they will be described in the applicable Option Agreement;

(i)

to determine the expiration date for each Option;

(j)

to prescribe the form of the instruments relating to the grant, exercise and other terms of Options;

(k)

to enter into an Option Agreement evidencing each Option which will incorporate such terms as the Committee in its discretion deems consistent with this Plan;

(l)

to take such steps and require such documentation from Eligible Persons which in its opinion are necessary or desirable to ensure compliance with the rules and regulations of the Stock Exchange and all applicable laws;

(m)

to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the provisions of the laws of Canada, the United States and other countries in which the Company or its Affiliates may operate to ensure the viability and maximization of the benefits from the Options granted to Participants residing in such countries and to meet the objectives of this Plan; and

(n)

to determine such other matters as provided for herein.

6.

GRANT OF OPTIONS

Subject to the rules set out below, the Committee (or in the case of any proposed Participant who is a member of the Committee, the Board of Directors) may from time to time grant to any Eligible Person one or more Options as the Committee deems appropriate:

6.1

Date Option Granted.  The date on which an Option will be deemed to have been granted under this Plan will be the date on which the Committee (or delegate officers of the Company pursuant to Section 5.2(a)) authorizes the grant of such Option or such other date as may be specified by the Committee or such officers at the time of such authorization.

6.2

Number of Common Shares/Maximum Grant.  The number of Common Shares that may be purchased under any Option will be determined by the Committee, provided that:

(a)

the number of Common Shares reserved for issuance to any one Participant pursuant to this Plan within any one year period shall not, in aggregate, exceed 5% of the total number of Outstanding Common Shares on a non-diluted basis;

(b)

the number of Common Shares reserved for issuance to Participants that are non-executive directors of the Company pursuant to this Plan shall not, in aggregate, exceed 1% of the total number of Outstanding Common Shares on a non-diluted basis;  and

(c)

the number of Common Shares:

(i)

issuable, at any time, to Participants that are Insiders; and

(ii)

issued to Participants that are Insiders within any one year period;

pursuant to this Plan, or when combined with all of the Company’s other security based share compensation arrangements shall not, in aggregate, exceed 10% of the total number of Outstanding Common Shares on a non-diluted basis;

A Participant who holds Options at the time of granting an Option, may hold more than one Option.

6.3

Exercise Price.  The Exercise Price per Common Share under each Option shall be not less than the Market Price of such shares at the time of grant, expressed in terms of money.

6.4

Option Agreements.  Each Option will be evidenced by an Option Agreement which incorporates such terms and conditions as the Committee in its discretion deems appropriate and consistent with the provisions of this Plan (and the execution and delivery by the Company of an Option Agreement with a Participant shall be conclusive evidence that such Option Agreement incorporates terms and conditions approved by the Committee and is consistent with the provisions of this Plan).  Each Option Agreement will be executed by the Participant to whom the Option is granted and on behalf of the Company by any member of the Committee or any officer of the Company or such other person as the Committee may designate for such purpose.

6.5

Term of Options.  Subject to Section 6.6, each Option will expire (the “Expiry Date”) on the earlier of:

(a)

the date determined by the Committee and specified in the Option Agreement pursuant to which such Option is granted, provided that such date may not be later than the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchange;

(b)

in the event the Participant ceases to be an Eligible Person for any reason, other than the death of the Participant or the termination of the Participant for cause, such period of time after the date on which the Participant ceases to be an Eligible Person as may be specified by the Committee, which date, in the case of a director, officer, employee or Consultant of the Company or its Affiliates, shall not exceed 90 days following the date of termination of the Participant’s directorship, active employment or active engagement, as applicable, with the Company or its Affiliates, specifically without regard to any period of reasonable notice or any salary continuance, unless the Committee otherwise determines, and which period will be specified in the Option Agreement with the Participant with respect to such Option;

(c)

in the event of the termination of the Participant as a director, officer, employee or Consultant of the Company or its Affiliates for cause, the date of notice of such termination, specifically without regard to any period of reasonable notice or any salary continuance; and

(d)

in the event of the death of a Participant prior to: (A) the Participant ceasing to be an Eligible Person (which, in the case of an employee or Consultant of the Company or its Affiliates, shall be the date on which active employment or engagement, as applicable, with the Company or its Affiliates terminates, specifically without regard to any period of reasonable notice or any salary continuance); or (B) the date which is the number of days specified by the Committee pursuant to subparagraph (b) above from the date on which the Participant ceased to be an Eligible Person; the date which is one year after the date of death of such Participant or such other date as may be specified by the Committee and which period will be specified in the Option Agreement with the Participant with respect to such Option.

6.6

Blackout Extension. Where the Expiry Date for an Option occurs during or within nine business days following the end of a Blackout Period, the Expiry Date for such Option shall be extended to the date which is ten business days following the end of such Blackout Period.

6.7

Vesting.  Except as determined from time to time by the Committee, all Options will cease to vest as at the date upon which the Participant ceases to be an Eligible Person (which, in the case of an employee or Consultant of the Company or its Affiliates, shall be the date on which active employment or engagement, as applicable, with the Company or its Affiliates terminates, specifically without regard to any period of reasonable notice or any salary continuance).

6.8

Change in Status.  A change in the status, office, position or duties of a Participant from the status, office, position or duties held by such Participant on the date on which the Option was granted to such Participant will not result in the termination of the Option granted to such Participant provided that such Participant remains an Eligible Person.

6.9

Non-Transferability of Options.  Each Option Agreement will provide that the Option granted thereunder is not transferable or assignable to anyone other than a Permitted Assign. The Option Agreement will also provide that the Option granted thereunder may only be exercised by the Participant or in the event of:

(a)

the death of the Participant; or

(b)

the appointment of a committee or duly appointed attorney of the Participant or of the estate of the Participant on the grounds that the Participant is incapable, by reason of physical or mental infirmity, of managing their affairs;

the Participant's legal representative or such committee or attorney, as the case may be            (the "Legal Representative").

6.10

Representations and Covenants of Participants.  Each Option Agreement will contain representations and covenants of the Participant that:

(a)

the Participant is a director, officer, employee, or Consultant of the Company or its Affiliates or a person otherwise approved as an Eligible Person under this Plan by the Committee;

(b)

the Participant has not been induced to enter into such Option Agreement by the expectation of employment or continued employment with the Company or its Affiliates;

(c)

the Participant is aware that the grant of the Option and the issuance by the Company of Common Shares thereunder are exempt from the obligation under applicable securities laws to file a prospectus or other registration document qualifying the distribution of the Options or the Common Shares to be distributed thereunder under any applicable securities laws;

(d)

upon each exercise of an Option, the Participant, or the Legal Representative of the Participant, as the case may be, will, if requested by the Company, represent and agree in writing that the person is, or the Participant was, a director, officer,  employee or Consultant of the Company or its Affiliates or a person otherwise approved as an Eligible Person under this Plan by the Committee and has not been induced to purchase the Common Shares by expectation of employment or continued employment with the Company or its Affiliates, and that such person is not aware of any commission or other remuneration having been paid or given to others in respect of the trade in the Common Shares; and

(e)

if the Participant or the Legal Representative of the Participant exercises the Option, the Participant or the Legal Representative, as the case may be, will prior to and upon any sale or disposition of any Common Shares purchased pursuant to the exercise of the Option, comply with all applicable securities laws and all applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchange, and will not offer, sell or deliver any of such Common Shares, directly or indirectly, in the United States or to any citizen or resident of, or any Company, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with the securities laws of the United States.

6.11

Provisions Relating to Share Issuances.  Each Option Agreement will contain such provisions as in the opinion of the Committee are required to ensure that no Common Shares are issued on the exercise of an Option unless the Committee is satisfied that the issuance of such Common Shares will be exempt from all registration or qualification requirements of applicable securities laws and will be permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchange. In particular, if required by any regulatory authority to which the Company is subject, including the Stock Exchange, an Option Agreement may provide that shareholder approval to the grant of an Option must be obtained prior to the exercise of the Option or to the amendment of the Option Agreement.

7.

U.S. QUALIFIED INCENTIVE STOCK OPTION PROVISIONS

To the extent required by Section 422 of the U.S. Internal Revenue Code, U.S. Qualified Incentive Stock Options shall be subject to the following additional terms and conditions and if there is any conflict between the terms of this Article and other provisions under this Plan, the provisions under this Article shall prevail:

7.1

Maximum Number of Common Shares Available for U.S. Qualified Incentive Stock Options.  Notwithstanding any other provision of this Plan to the contrary, the aggregate number of Common Shares available for U.S. Qualified Incentive Stock Options is equal to the maximum number of Common Shares subject to this Plan, as set forth in Section 4.1 of this Plan.

7.2

Eligible Employees.  All classes of employees of the Company or one of its parent companies or subsidiary companies may be granted U.S. Qualified Incentive Stock

Options.  U.S. Qualified Incentive Stock Options shall only be granted to U.S. Optionees who are, at the time of grant, officers, key employees or directors of the Company or one of its parent companies or subsidiary companies (provided, for purposes of this Article 7 only, such directors are then also officers or key employees of the Company or one of its parent companies or subsidiary companies). For purposes of this Article 7, "parent company" and "subsidiary company" shall have the meanings attributed to those terms for the purposes of Section 422 of the U.S. Internal Revenue Code.  Any director of the Company who is a U.S. Optionee shall be ineligible to vote upon the granting of such Option; and for greater certainty, contractors of the Company or subsidiary companies may not be granted U.S. Qualified Incentive Stock Options.

7.3

Dollar Limitation.  To the extent the aggregate fair market value (determined as of the grant date) of Common Shares with respect to which U.S. Qualified Incentive Stock Options are exercisable for the first time by a U.S. Optionee during any calendar year (under this Plan and all other stock option plans of the Company) exceeds U.S. $100,000, such portion in excess of U.S. $100,000 shall be treated as a U.S. Nonqualified Stock Option. In the event the U.S. Optionee holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

7.4

Term of Options.  No Issuance of Options More than Ten Years after Plan Adopted.  Nothwithstanding any other provision in this Plan to the contrary, a U.S. Qualified Incentive Stock Option will terminate and no longer be exercisable no later than ten (10) years after the date on which the U.S. Qualified Incentive Stock Option was granted. No U.S. Qualified Incentive Stock Option may be granted more than ten (10) years after the earlier of (a) the date on which this Plan is adopted by the Board Of Directors or (b) the date on which this Plan is approved by the shareholders of the Company.

7.5

10% Shareholders.  If any U.S. Optionee to whom a U.S. Qualified Incentive Stock Option is to be granted under this Plan at the time of the grant of such U.S. Qualified Incentive Stock Option is the owner of shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company, then the following special provisions shall be applicable to the U.S. Qualified Incentive Stock Option granted to such individual:

(a)

the Exercise Price (per Common Share) subject to such U.S. Qualified Incentive Stock Option shall not be less than one hundred ten percent (110%) of the fair market value of one Common Share at the time of grant; and

(b)

for the purposes of this Article 7 only, the option exercise period shall not exceed five (5) years from the date of grant.

The determination of 10% ownership shall be made in accordance with Section 422 of the U.S. Internal Revenue Code.

7.6

Exercisability.  To qualify for U.S. Qualified Incentive Stock Option tax treatment, an Option designated as a U.S. Qualified Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the U.S. Optionee's reemployment rights are guaranteed by statute or contract. For purposes of this Section 7.4, "total disability" shall mean a mental or physical impairment of the U.S. Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the U.S. Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Committee.

7.7

Taxation of U.S. Qualified Incentive Stock Options.  In order to obtain certain tax benefits afforded to U.S. Qualified Incentive Stock Options under Section 422 of the U.S. Internal Revenue Code, the U.S. Optionee must hold the Common Shares issued upon the exercise of a U.S. Qualified Incentive Stock Option for two years after the date of grant of the U.S. Qualified Incentive Stock Option and one year from the date of exercise. A U.S. Optionee may be subject to U.S. alternative minimum tax at the time of exercise of a U.S. Qualified Incentive Stock Option. The Committee may require a U.S. Optionee to give the Company prompt notice of any disposition of shares acquired by the exercise of a U.S. Qualified Incentive Stock Option prior to the expiration of such holding periods.

7.8

Transferability.  No U.S. Qualified Incentive Stock Option granted under this Plan may be assigned or transferred by the U.S. Optionee other than by will or by the laws of descent and distribution, and during the U.S. Optionee's lifetime, such U.S. Qualified Incentive Stock Option may be exercised only by the U.S. Optionee.

7.9

Committee Governance if U.S. Registrant.  If and so long as the Common Shares are registered under Section 12(b) or 12(g) of the U.S. Securities Exchange Act, the Board of Directors will consider in selecting the members of the Committee, with respect to any persons subject or likely to become subject to Section 16 of the U.S. Securities Exchange Act, the provisions regarding "nonemployee directors" as contemplated by Rule 16b-3 under the U.S.  Securities Exchange Act.

7.10

Exercise Price.  Notwithstanding Section 6.3, no U.S. Qualified Incentive Stock Option granted under the Plan shall have an Exercise Price less than the fair market value of the underlying Common Shares at the date of grant of such Option, as determined at such time in good faith by the Board or Directors or the Committee, as the case may be.

7.11

Approval by Shareholders.  No U.S. Qualified Incentive Stock Option granted to a U.S. Optionee under this Plan shall become exercisable unless and until this Plan shall have been approved by the shareholders of the Company within 12 months of adoption by the Board of Directors of the Company.

7.12

Option Agreements.  Each Option will be evidenced by an Option Agreement which incorporates such terms and conditions as the Committee in its discretion deems appropriate and consistent with the provisions of this Plan (and the execution and delivery by the Company of an Option Agreement with a Participant shall be conclusive evidence that such

Option Agreement incorporates terms and conditions approved by the Committee and is consistent with the provisions of this Plan). Each Option Agreement will be executed by the Participant to whom the Option is granted and on behalf of the Company by any member of the Committee or any officer of the Company or such other person as the Committee may designate for such purpose.  Each Option Agreement will specify the reasons for the Company granting Options to such Participant.

8.

EXERCISE OF OPTIONS

8.1

Exercise of Options.  Subject to the terms and conditions of this Plan, the Committee may impose such limitations or conditions on the exercise or vesting of any Option as the Committee in its discretion deems appropriate, including limiting the number of Common Shares for which any Option may be exercised during any period as may be specified by the Committee and which number of Common Shares for which such Option may be exercised in any period will be specified in the Option Agreement with respect to such Option. Each Option Agreement will provide that the Option granted thereunder may be exercised only by notice signed by the Participant, or the Legal Representative of the Participant and accompanied by full payment for the Common Shares being purchased.  Such consideration may be paid in any combination of the following:

(a)

bank draft or certified cheque; or

(b)

such other consideration as the Committee may permit consistent with applicable laws.

As soon as practicable after any exercise of an Option, a certificate or certificates representing the Common Shares in respect of which such Option is exercised will be delivered by the Company to the Participant or the Legal Representative of the Participant.

8.2

Withholding Tax.  The Participant will be solely responsible for paying any applicable withholding taxes arising from the grant, vesting or exercise of any Option and payment is to be made in a manner satisfactory to the Company.  Notwithstanding the foregoing, the Company will have the right to withhold from any Option or any Common Shares issuable pursuant to an Option or from any cash amounts otherwise due or to become due from the Company to the Participant, an amount equal to any such taxes.

8.3

Conditions.  Notwithstanding any of the provisions contained in this Plan or in any Option Agreement, the Company’s obligation to issue Common Shares to a Participant pursuant to the exercise of an Option will be subject to, if applicable:

(a)

completion of such registration or other qualification of such Common Shares or obtaining approval of such governmental authority as the Company will determine to be necessary or advisable in connection with the authorization, issuance or sale thereof; and

(b)

the receipt from the Participant of such representations, agreements and undertakings, including as to future dealings in such Common Shares, as the

Company or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

9.

SUSPENSION, AMENDMENT OR TERMINATION OF PLAN

9.1

Suspension, Amendment or Termination of Plan. The Committee will have the right at any time to suspend or terminate this Plan and, subject to Section 9.2, may:

(a)

with approval of shareholders of the Company by ordinary resolution make any amendment to any Option Agreement or the Plan; and

(b)

without approval of shareholders of the Company make the following amendments to any Option Agreement or the Plan:

(i)

amendments of a clerical nature, including but not limited to the correction of grammatical or typographical errors or clarification of terms;

(ii)

amendments to reflect any requirements of any regulatory authorities to which the Company is subject, including the Stock Exchange;

(iii)

amendments to vesting provisions of Option Agreements; and

(iv)

amendments to the expiry of Options that do not extend past the original date of expiration for the Option.

Notwithstanding the foregoing, all procedures and necessary approvals required under the applicable rules and regulations of all regulatory authorities to which the Company is subject shall be complied with and obtained in connection with any such suspension, termination or amendment to the Plan or amendments to any Option Agreement.

9.2

Limitations.  In exercising its rights pursuant to Section 9.1, the Committee will not have the right to:

(a)

affect in a manner that is adverse or prejudicial to, or that impairs, the benefits and rights of any Participant under any Option previously granted under this Plan (except with the consent of such Participant, as permitted pursuant to Article 10 and for the purpose of complying with the requirements of any regulatory authorities to which the Company is subject, including the Stock Exchange); or

(b)

change or adjust any outstanding U.S. Qualified Incentive Stock Option without the consent of the Participant if such change or adjustment would constitute a "modification" that would cause such U.S. Qualified Incentive Stock Option to fail to continue to qualify as a U.S. Qualified Incentive Stock Option.

9.3

Powers of Committee Survive Termination.  The full powers of the Committee as provided for in this Plan will survive the termination of this Plan until all Options have been exercised in full or have otherwise expired.

10.

ADJUSTMENTS

10.1

Adjustments.  Appropriate adjustments to this Plan an to Options shall be made, and shall be conclusively determined, by the Committee to give effect to adjustments in the number of Common Shares resulting from subdivisions, consolidations, substitutions, or reclassifications of the Common Shares, the payment of stock dividends by the Company (other than dividends in the ordinary course) or other changes in the capital of the Company or from a proposed merger, amalgamation or other corporate arrangement or reorganization involving the exchange or replacement of Common Shares of the Company for those in another company.  Any dispute that arises at any time with respect to any such adjustment will be conclusively determined by the Committee, and any such determination will be binding on the Company, the Participant and all other affected parties.

10.2

Merger and Acquisition Transaction.  In the event of a Merger and Acquisition Transaction or proposed Merger and Acquisition Transaction:

(a)

the Committee may, in a fair and equitable manner, determine the manner in which all unexercised option rights granted under this Plan will be treated including, without limitation, requiring the acceleration of the time for the exercise of such rights by the Participants, the time for the fulfilment of any conditions or restrictions on such exercise, and the time for the expiry of such rights; or

(b)

the Committee or any company which is or would be the successor to the Company or which may issue securities in exchange for Common Shares upon the Merger and Acquisition Transaction becoming effective may offer any Participant the opportunity to obtain a new or replacement option over any securities into which the Common Shares are changed or are convertible or exchangeable, on a basis proportionate to the number of Common Shares under option and the Exercise Price (and otherwise substantially upon the terms of the Option being replaced, or upon terms no less favourable to the Participant) including, without limitation, the periods during which the Option may be exercised and expiry dates; and in such event, the Participant shall, if he accepts such offer, be deemed to have released his Option over the Common Shares and such Option shall be deemed to have lapsed and be cancelled; or

(c)

the Committee may commute for or into any other security or any other property or cash, any Option that is still capable of being exercised, upon giving to the Participant to whom such Option has been granted at least 30 days written notice of its intention to commute such Option, and during such period of notice, the Option, to the extent it has not been exercised, may be exercised by the Participant without regard to any vesting conditions attached thereto, and on the expiry of such period of notice, the unexercised portion of the Option shall lapse and be cancelled.

Subsections (a), (b) and (c) of this Section 10.2 are intended to be permissive and may be utilized independently of, successively with, or in combination with each other and Section 10.1, and nothing therein contained shall be construed as limiting or affecting the ability of the Committee to deal with Options in any other manner.  All determinations by the Committee under this Section will be final, binding and conclusive for all purposes.

10.3

No Limitation.  The grant of Options under this Plan will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, amalgamate, reorganize, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets or engage in any like transaction.

10.4

No Fractional Shares.  No adjustment or substitution provided for in this Article 10 will require the Company to issue a fractional share in respect of any Option and the total substitution or adjustment with respect to each Option will be limited accordingly.

11.

GENERAL

11.1

No Rights as Shareholder.  Nothing herein or otherwise shall be construed so as to confer on any Participant any rights as a shareholder of the Company with respect to any Common Shares reserved for the purpose of any Option.

11.2

No Effect on Employment.  Nothing in this Plan or any Option Agreement will confer upon any Participant any right to continue in the employ of or under contract with the Company or its Affiliates or affect in any way the right of the Company or any such Affiliate to terminate his or her employment at any time or terminate his or her consulting contract, nor will anything in this Plan or any Option Agreement be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Company or any such Affiliate to extend the employment of any Participant beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Company or its Affiliates or any present or future retirement policy of the Company or its Affiliates, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Company or its Affiliates.  Neither any period of notice nor any payment in lieu thereof upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.

11.3

No Fettering of Directors’ Discretion.  Nothing contained in this Plan will restrict or limit or be deemed to restrict or limit the right or power of the Board of Directors in connection with any allotment and issuance of Common Shares which are not allotted and issued under this Plan including, without limitation, with respect to other compensation arrangements.

11.4

Applicable Law.  The Plan and any Option Agreement granted hereunder will be governed, construed and administered in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

11.5

Interpretation.  References herein to any gender include all genders and to the plural includes the singular and vice versa.  The division of this Plan into Sections and Articles and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Plan.